Exhibit 1.1

Execution Version

Alon USA Energy, Inc.

3.00% Convertible Senior Notes due 2018

Purchase Agreement

September 10, 2013

Goldman, Sachs & Co.

As representative (the “Representative”) of the several Purchasers named in Schedule I hereto,

200 West Street,

New York, New York 10282-2198

Ladies and Gentlemen:

Alon USA Energy, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”), an aggregate of $130,000,000 principal amount of its 3.00% Convertible Senior Notes due 2018 (the “Firm Securities”), convertible at the Company’s election, into cash, shares of common stock of the Company, par value $0.01 per share (“Stock”), or a combination of cash and shares of Stock (any shares of Stock issuable upon conversion of the Securities, including, for the avoidance of doubt, any additional shares deliverable upon conversion in connection with a make-whole fundamental change, the “Underlying Shares”), and, at the election of the Purchasers, up to an aggregate of $20,000,000 additional aggregate principal amount of 3.00% Convertible Senior Notes due 2018 (the “Optional Securities”). The Firm Securities and the Optional Securities that the Purchasers elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”.

1.                                      The Company represents and warrants to, and agrees with, each of the Purchasers that:

(a)               A preliminary offering circular, dated September 9, 2013 (the “Preliminary Offering Circular”) and an offering circular, dated September 10, 2013 (the “Offering Circular”), have been prepared in connection with the offering of the Securities and Underlying Shares, if any, issuable upon conversion thereof. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular”. Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such circular and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto, are hereinafter called the “Exchange Act Reports”. The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereof. The Pricing Circular and the Exchange Act Reports as of their respective dates did not, and the Offering Circular and any amendments or supplements thereto as of its respective date and each Time of Delivery did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative expressly for use therein;

(b)               For the purposes of this Agreement, the “Applicable Time” is 4:30 p.m. (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule III hereto), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) listed on Schedule II(b) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative for use therein;

(c)                The financial statements and the related notes thereto included or incorporated by reference in the Pricing Disclosure Package comply in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Act”), and the Exchange Act and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included or incorporated by reference in the Pricing Disclosure Package present fairly the information required to be stated therein;

(d)               Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, financial position, equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material

Adverse Effect”), neither the Company nor its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Offering Memorandum and the Pricing Prospectus, there has not been any material change in the capitalization or any change in the long-term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, financial position, shareholders’ equity or capital stock, as the case may be, or results of operations of the Company and its subsidiaries, taken as a whole, in each case other than as set forth or contemplated in the Pricing Disclosure Package;

(e)                The Company and its subsidiaries have good title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such (i) as are described in the Pricing Disclosure Package or (ii) as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as (i) described in the Pricing Disclosure Package or (ii) as would not have a Material Adverse Effect;

(f)                 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and each subsidiary of the Company has been duly incorporated, or in the case of a limited partnership or limited liability company, duly formed, and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation; each of the Company and its subsidiaries have the power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect;

(g)                The Company has an authorized capitalization as set forth in the Pricing Disclosure Package under the heading “Capitalization”, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the indenture referred to below, will be duly and validly issued, fully paid and non-assessable and will substantially conform to the description of the Stock contained in the Pricing Disclosure Package and the Offering Circular; and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except (i) as otherwise set forth in the Pricing Disclosure Package and (ii) the common units of Alon USA Partners, LP (“ALDW”) owned by the public holders) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(h)               The Securities and the performance of the Company’s obligations thereunder have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and when duly authenticated by the trustee under the indenture referred to below, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of September 16, 2013 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture and performance thereof has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing; and the Securities and the Indenture will substantially conform to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular and will be in substantially the form previously delivered to you;

(i)                   None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(j)                  Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or ALDW in connection with the offering of the Securities;

(k)               Neither the Company nor any of its subsidiaries is in (i) violation of its certificate of incorporation, partnership agreement, by-laws, certificate of formation, limited liability agreement or other organizational document, as the case may be, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which, in the case of clause (ii) or (iii), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement;

(l)                   The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such breach, default or violation as would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect on the ability of the Company to consummate the transactions contemplated by the Securities, the Indenture or this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers or already obtained or where the failure to obtain such consents, approvals, authorizations, registrations or qualifications would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect on the ability of the Company to consummate the transactions contemplated by the Securities, the Indenture or this Agreement;

(m)           The statements set forth in the Pricing Circular and the Offering Circular under the caption “Description of the Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, are fair and accurate in all material respects and (ii) under the caption “Certain United States Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are fair and accurate in all material respects;

(n)               Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to the Company or any of its subsidiaries is a party or of which any property of the Company or its subsidiaries is the subject which, if determined adversely to the Company or its subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o)               When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(p)               The Company is subject to Section 13 or 15(d) of the Exchange Act;

(q)               The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r)                  Neither the Company nor any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act;

(s)                 Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder;

(t)                  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with all applicable requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, (i) the Company has not become aware of any material weaknesses in its internal control over financial reporting and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(u)               The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with all applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it submits or files or will submit or file under the Exchange Act is made known to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 under the Exchange Act;

(v)               KPMG LLP, which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(w)             None of the Company, its subsidiaries, nor their respective assets are or have been subject to regulation as (i) a public utility under the Federal Power Act, as amended, 16 U.S.C. §§ 791a-825r; (ii) a natural gas company under the Natural Gas Act, 15 U.S.C. Section 717, et seq., as amended, (iii) as an intrastate pipeline under the Natural Gas Policy Act of 1978, 15 U.S.C. Section 3301, as amended, (iv) as a common carrier under the Interstate Commerce Act as implemented by the FERC pursuant to 49 U.S.C. § 60502; (v) a holding company or a public-utility company under the Public Utility Holding Company Act of 2005, 42 U.S.C. §§ 16451-16453; or (vi) as a public utility, intrastate pipeline, gas service company, electric service company, gas company, electric company, common carrier, or any similar entity however described under the laws of any state or local jurisdiction;

(x)         Other than as set forth in the Pricing Disclosure Package or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries have violated and are subject to liability under, any Environmental Laws (as defined below), (ii) the Company and its subsidiaries have timely applied for or received all Permits required under any Environmental Law for performance of their respective operations as they are currently conducted, and, as applicable, are in compliance with all such Permits and each of such Permits received is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, written demand or claim, hearing, notice of violation, governmental proceeding, or, to the knowledge of the Company, governmental investigation or governmental request for information pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries pursuant to any Environmental Law, (iv) no charge or encumbrance has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company, (v) neither the Company nor its subsidiaries has received written notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law, (vi) no property or facility owned or leased by the Company or its subsidiaries is currently known to the Company to be: (A) listed or proposed for listing on the National Priorities List under CERCLA or (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state governmental authority; (vii) neither the Company nor its subsidiaries is conducting or paying for in whole or in part any governmental-directed investigation, response or other corrective action necessary to maintain compliance with any Environmental Law at any of their respective sites or facilities, nor is any of them subject to or a party to any order, judgment or decree which imposes any obligation or liability under any Environmental Law beyond those obligations and liabilities that the Company or its subsidiaries would typically incur in any of their day-to-day operations of such sites and facilities; and (viii) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in a violation of, or liability under, any Environmental Law. In the ordinary course of its business, the Company periodically evaluates the effect, including associated costs of complying with, and liabilities incurred under, Environmental Laws on the business, properties, results of operations and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, singly or in the aggregate, have a Material Adverse Effect;

For purposes of this Agreement, “Environmental Laws” means all applicable federal, state and local laws (including common law) or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of the Environment, or, to the extent relating to exposure to Hazardous Materials, public or employee health and safety, including, without limitation, laws relating to (i) Releases or threatened Releases of Hazardous Material into the Environment and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, arrangement for disposal, transport or handling of Hazardous Materials. “Environment” means ambient air, surface water, groundwater, drinking water, soil, surface and subsurface strata and natural resources such as wetlands, flora and fauna. “Hazardous Materials” means any substance, material, pollutant, contaminant, chemical, waste, compound or constituent, in any form, including without limitation, crude oil, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment;

(y)               Except (i) as set forth in the Pricing Disclosure Package and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) there are no strikes or other labor disputes against the Company or any of its subsidiaries, pending or, to the knowledge of the Company, threatened; (ii) hours worked by and payment made to employees of the Company and its subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable wage or hour law; (iii) all payments due from the Company on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant entity; and (iv) the Company and its subsidiaries are in compliance with all applicable laws, agreements, contracts, policies, plans and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment, and the termination of employment, including but not limited to any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 and similar state and local laws, the classification of individuals as contractors or employees, the classification of employees as exempt or non-exempt, the provision of meal and rest breaks, and the payment of overtime wages;

(z)                Other than as set forth in the Pricing Disclosure Package or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) neither the Company or other trades or businesses which would be treated as being a single employer with the Company under Section 4001 of ERISA (an “ERISA Affiliate”) has or reasonably expects to incur any liability for any prohibited transaction or funding deficiency, any partial or complete termination of, with respect to, any pension, profit sharing or other “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its ERISA Affiliates makes or ever has made a contribution and in which any employee of the Company or any of the ERISA Affiliates is or has ever been a participant (each, a “Plan”) and (ii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur, or would incur if it withdraws from the participation in any Plan, complete or partial withdrawal liability with respect to any Plan. With respect to such Plans, the Company and each of its ERISA Affiliates are in compliance with all applicable provisions of ERISA and the terms of the applicable plans, other than as set forth in the Pricing Disclosure Package and for any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(aa)        The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as the Company believes are adequate to protect their respective businesses; and neither the Company nor its subsidiaries (i) has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew such existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers;

(bb)        The operations of the Company and its subsidiaries are currently in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, including but not limited to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and any instances of non-compliance have been resolved with the applicable governmental agency and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(cc)          None of the Company, its subsidiaries, any director, officer, nor, to the Company’s knowledge, any agent, employee or other person acting on behalf of such party has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(dd)        Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of such party is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”). The Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(ee)          The Company and its subsidiaries hold all licenses, consents and approvals required by, and are in compliance with, all regulations of state, federal and foreign governmental authorities that regulate the conduct of the business of the Company and its subsidiaries, except where the failure to hold any such license, consent or approval or to be in compliance with any such regulation would not have a Material Adverse Effect;

(ff)      There are no contracts, agreements or understandings between the Company or its subsidiaries and any person (other than this Agreement) that would give rise to a valid claim against the Company or the Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;

(gg)          The Underlying Shares issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Shares will not be subject to any preemptive or similar rights; and

(hh)        The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

2.              Subject to the terms and conditions herein set forth (a), the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.125% of the principal amount thereof, the Securities being offered by the Company, and (b) in the event and to the extent that the Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2 plus accrued and unpaid interest from September 16, 2013, the aggregate principal amount of the Optional Securities as to which such election shall have been exercised.

The Company hereby grants to the Purchasers the right to purchase at their election up to $20,000,000 aggregate principal amount of Optional Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 2 plus accrued and unpaid interest from September 16, 2013. Any such election to purchase Optional Securities may be exercised in whole or in part from time to time by written notice from the Representative to the Company, given within a period of 30 calendar days commencing on, and including, the First Time of Delivery (as defined in Section 4 hereof), setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representative but in no event (i) earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representative and the Company otherwise agree in writing, earlier than one or later than ten business days after the date of such notice or (ii) later than the last day of the 13 calendar day period commencing on, and including, the First Time of Delivery (as defined in Section 4 hereof).

3.              Upon the authorization by the Representative of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Pricing Disclosure Package and each Purchaser hereby represents and warrants to, and agrees with the Company that:

(a)         It will offer and sell the Securities only to: (i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

(b)         It is an Institutional Accredited Investor; and

(c)          It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

The Company agrees that the Purchasers may provide copies of the Preliminary Offering Circular and the Final Offering Circular and any other agreements or documents relating thereto, including without limitation, the Indenture and the Securities, to Xtract Research LLC (“Xtract”), following completion of the offering, for inclusion in an online research service sponsored by Xtract, access to which shall be restricted by Xtract to QIBs.

4.              (a)                     The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representative, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of the Representative at DTC. The Company will cause the certificates representing the Securities to be made available to the Representative for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Vinson & Elkins L.L.P.: 1001 Fannin Street, Suite 2500, Houston, TX 77002 (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on September 16, 2013 or such other time and date as the Representative and the Company may agree upon in writing, and with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Purchasers’ election to purchase such Optional Securities, or such other time and dates as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities are herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, are herein called a “Subsequent Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)               The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(j) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC or its designated custodian, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.         The Company agrees with each of the Purchasers:

(a)               To prepare the Offering Circular in a form approved by the Representative; to make no amendment or any supplement to the Offering Circular which shall be disapproved by the Representative promptly after reasonable notice thereof; and to furnish the Representative with copies thereof;

(b)               Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities and the Underlying Shares (assuming the Company elects to physically settle the Securities in full) for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                To furnish the Purchasers with written and electronic copies of the Preliminary Offering Circular, the Pricing Circular and the Offering Circular in such quantities as the Representative may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Offering Circular, to notify the Representative and upon the Representative’s request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)               During the period beginning from the date hereof and continuing until the date 75 days after the Time of Delivery, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the Representative’s prior written consent. The foregoing restrictions will not apply to (a) the Securities, the Underlying Shares (assuming the Company elects to physically settle the Securities in full) and the warrants resulting from the separate, privately-negotiated warrant transaction with the Representative entered into concurrently in connection with the pricing of the Securities, (b) the issuance by the Company of incentive compensation, including stock options, restricted stock or restricted stock units, under stock award or similar plans as in effect on the date of this Agreement (and the issuance of Stock upon the exercise or vesting of such awards), or (c) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to terms of a stock option or similar plan in effect on the date of this Agreement;

(e)                Not to be or become, at any time prior to the expiration of two years after each Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)                 At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g)                [RESERVED];

(i)                   Except for such documents that are publicly available on EDGAR during a period of three (3) years from the date hereof, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(j)                  At any time, the Company will not, and will not permit any of its controlled “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(k)               To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds”;

(l)                   To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue the Underlying Shares (assuming the Company elects to physically settle the Securities in full) upon conversion of the Securities;

(m)           To use its best efforts to cause the listing of the Underlying Shares (assuming the Company elects to physically settle the Securities in full) upon issuance on the New York Stock Exchange (“NYSE”);

(n)               Neither the Company nor any affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities;

(o)               Not to solicit any offer to buy or offer or sell the Securities or the Underlying Shares (assuming the Company elects to physically settle the Securities in full) by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(p)               Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

6.

(a)               (i)  The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);

(ii)  each Purchaser represents and agrees that, without the prior consent of the Company and the Representative, other than one or more term sheets relating to the Securities containing substantially the same information as set forth in Schedule III and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(iii)  any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and the Representative is listed on Schedule II(b) hereto;

7.                    The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the Underlying Shares (assuming the Company elects to physically settle the Securities in full) issuable upon conversion of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any agreement among Purchasers, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the Underlying Shares (assuming the Company elects to physically settle the Securities in full) issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the listing of the Underlying Shares (assuming the Company elects to physically settle the Securities in full) issuable upon conversion of the Securities; (viii) any taxes payable in connection with the issuance, delivery and sale by the Company of the Securities, the initial resale thereof by the Purchasers; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, and any advertising expenses connected with any offers they may make.

8.                    The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)               Latham & Watkins LLP, counsel for the Purchasers, shall have furnished to the Representative such opinion or opinions, dated the Time of Delivery, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)               Vinson & Elkins LLP, counsel for the Company, shall have furnished to the Representative their written opinion, dated the Time of Delivery and addressed to the Representative, in form and substance satisfactory to you, to the effect set forth in Annex I(a) hereto.  James Ranspot, Chief Legal Counsel — Corporate of the Company, shall have furnished to the Representative his written opinion, dated the Time of Delivery and addressed to the Representative, in form and substance satisfactory to you, to the effect set forth in Annex I(b) hereto.

(d)               On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, KPMG LLP shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative;

(e)                (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular, and (ii) since the respective dates as of which information is given in the Pricing Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development reasonably expected to involve a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(f)                 On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)                On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

(h)               The Underlying Shares issuable upon conversion of the Securities shall have been approved for listing, subject to notice of issuance, by the NYSE and reasonably satisfactory evidence of such approval shall have been provided to the Representative;

(i)                   The Company shall have obtained and delivered to the Representative executed copies of an agreement from David Wiessman, Itzhak Bader, Boaz Biran, Shlomo Even, Ron W. Haddock, Jeff D. Morris, Yeshayahu Pery, Zalman Segal, Avraham Shochat, Oded Rubinstein, Shai Even, Paul Eisman, Alan Moret, Claire A. Hart, Michael Oster, Kyle McKeen, James Ranspot and Jimmy Crosby, substantially to the effect set forth in Section 5(d) hereof in form and substance satisfactory to you;

(j)                  The Company shall have furnished or caused to be furnished to the Representative at such Time of Delivery certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as the Representative may reasonably request; and

(k)               The “lock-up” agreements, each substantially in the form of Annex II hereto, between the Representative and officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date.

9.              (a)         The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representative for use therein.

(b)               Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)               If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(e)                The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.       (a)         If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representative may in its discretion arrange for it or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Purchaser the Representative does not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, the Representative notifies the Company that the Representative has so arranged for the purchase of such Securities, or the Company notifies the Representative that it has so arranged for the purchase of such Securities, the Representative or the Company shall have the right to postpone the Time of Delivery for a period of not more than  seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in the Representative’s opinion may thereby be made necessary.  The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)               If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities  which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)                If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the

Company and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11.       The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.       If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through the Representative for all actual out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13.       In all dealings hereunder, the Representative shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by the Representative on behalf of the Purchasers.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to the Representative in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representative upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

14.       This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.       Time shall be of the essence of this Agreement.

16.       The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.       This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

18.       THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and each Purchaser agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Purchaser agree to submit to the jurisdiction of, and to venue in, such courts.

19.       The Company and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.      This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.       Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to the Representative counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among each of the Purchasers and the Company.

Very truly yours,

Alon USA Energy, Inc.

By:	/s/ Shai Even
Name: Shai Even
Title: Senior Vice President and Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Dan Young
Name:	Dan Young
Title:	Managing Director

Signature Page to Purchase Agreement

SCHEDULE I

Initial Purchasers	Aggregate Principal Amount of Securities
Goldman, Sachs & Co.	$105,000,000
Barclays Capital Inc.	$45,000,000
Total	$150,000,000

SCHEDULE II

(a)         Additional Documents Incorporated by Reference:                                  None.

(b)         Approved Supplemental Disclosure Documents:              None.

SCHEDULE III

Final Term Sheet:   See Attached.

ANNEX I(a)

Form of Opinion and Negative Assurance Letter of Vinson & Elkins LLP

1.                                      The Company is a corporation under the DGCL with corporate power and authority necessary to own its properties and to conduct its business in all material respects as described in the Preliminary Offering Circular and the Offering Circular (in each case taken together with the Incorporated Documents).  The Company is validly existing and in good standing under the laws of the State of Delaware.

2.                                      The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction set forth opposite its name on the attached Schedule A (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of officers of the Company or information obtained from state officials, provided that such counsel shall state that they believe that they are justified in relying upon such certificates and information).

3.                                      Each of Alon USA Partners, LP and Alon USA Partners GP is validly existing and in good standing as a limited partnership under the laws of such entity’s jurisdiction of formation, and is duly qualified to do business and in good standing as a foreign business entity in each other jurisdiction set forth opposite its name on the attached Schedule A (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of officers of the Company or information obtained from state officials, provided that such counsel shall state that they believe that they are justified in relying upon such certificates and information). Each of Alon USA Partners LP and Alon USA Partners GP have all limited partnership power and authority necessary to own its properties and conduct its businesses in all material respects as described in the Offering Circular.

4.                                      The Purchase Agreement has been duly authorized, executed and delivered by the Company.

5.                                      The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (together, the “Enforceability Exceptions”).

6.                                      The Notes have been duly authorized and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions.

7.                                      The Company has an authorized capitalization as set forth in the Offering Circular. The shares of Common Stock initially issuable upon conversion of the Notes (the “Shares”) have been duly authorized and reserved for issuance upon conversion of the Notes and, assuming issuance of the Shares upon conversion of the Notes on the date hereof in accordance with the terms of the Notes and the Indenture, would be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Certificate of Incorporation and By-laws of the Company  (the “Governing Documents”) or under the DGCL.

8.                                      The execution and delivery by the Company of the Purchase Agreement, the Indenture and the Notes, the issuance and sale of the Notes by the Company to you pursuant to the Purchase Agreement, and the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Indenture and the Notes, in each case, as of the date hereof, do not:

(i)                                     violate the Company’s Governing Documents;

(ii)                                  violate any federal or Texas statute, rule or regulation applicable to the Company or the DGCL; or

(iii)                               result in a breach of, or constitute a default under, any of the agreements listed in Schedule B, hereto; or

except in the cases of clauses (ii) and (iii) for such breaches, violations or defaults as would not, individually or in the aggregate, reasonably be expected (A) to have a Material Adverse Effect or (B) to materially impair the ability of the Company to consummate the transactions contemplated by the Purchase Agreement or the Indenture, it being understood that such counsel express no opinion in clause (ii) of this paragraph with respect to any federal or state securities laws, blue sky laws, federal or state antifraud laws, rules and regulations.

9.                                      Except as described in the Offering Circular, no consent, approval, authorization, order, registration or qualification of or with any governmental authority under any federal or Texas statute, rule or regulation applicable to the Company or the DGCL is required in connection (A) the execution and delivery by the Company of the Purchase Agreement, the Indenture and the Notes, (B) the issuance and sale of the Notes by the Company to you pursuant to the Purchase Agreement and (C) the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Indenture and the Notes, in each case, as of the date hereof, except (i) such that have been obtained or made and (ii) such that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have either a Material Adverse Effect or materially impair the ability of the Company to consummated the transactions contemplated by the Purchase Agreement or the Indenture.

10.                               Each of the Incorporated Documents, as of its respective filing or effective date, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for reports on Forms 10-K, 10-Q, 8-K, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

11.                               The statements in the Preliminary Offering Circular, as supplemented by the Pricing Term Sheet, and the Offering Circular under the caption “Description of Capital Stock,” insofar as they purport to describe or summarize certain provisions of the Shares, and under the caption “Description of the Notes,” insofar as they purport to describe or summarize certain provisions of the Notes or the Indenture, constitute accurate summaries or descriptions in all material respects.

12.                               The Company is not, and immediately after giving effect to the sale of the Notes in accordance with the Purchase Agreement and the application of the proceeds as described in the Offering Circular under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

13.                               The statements in the Officer Circular under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of matters of U.S. federal income tax law or legal conclusions with respect thereto, are accurate summaries of the matters described therein in all material respects.

14.                               Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in the Purchase Agreement and their compliance with their agreements set forth therein, it is not necessary, in connection with the offer, sale and delivery of the Notes to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Circular, to register the offer, sale, and Delivery of the Notes under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.  Such counsel need not express an opinion, however, as to when or under what circumstances any Notes sold by the Initial Purchases may be reoffered or resold.

In addition, such counsel shall state that, although such counsel has not independently verified, is not passing upon, and is not assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package and the Offering Circular (except to the extent specified in paragraphs (7), (11) and (13) above), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A)                               the Pricing Disclosure Package, as of the Applicable Time (other than the financial statements and notes or schedules thereto and the auditor’s reports thereon included in the Pricing Disclosure Package or other financial or accounting data contained in or incorporated by reference into or omitted from the Pricing Disclosure Package, as to which such counsel need express no opinion), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(B)                               the Offering Circular, and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and notes or schedules thereto and the auditor’s reports thereon included in the Pricing Disclosure Package or other financial or accounting data contained in or incorporated by reference into or omitted from the Pricing Disclosure Package, as to which such counsel need express no opinion), as of its date and as of the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ANNEX I(a)

Form of Opinion of James Ranspot

All assumptions and statements of reliance herein have been made without any independent investigation or verification on my part except to the extent otherwise expressly stated, and I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon, except to the extent, if any, otherwise expressly herein stated.

In connection with this opinion, I, or attorneys under my supervision, have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, and such other documents, and (iii) received such information from other officers and representatives of the Company, and from others (including attorneys under my supervision), as I have deemed necessary or appropriate.

In rendering the opinions expressed herein, I have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to an authentic original document of all documents submitted to me as certified, conformed or reproduction copies. As to various questions of fact relevant to such opinions, I have relied upon, and assume the accuracy and completeness of, certificates of officers and employees of the Company and of or from others (including certain governmental officials), and assume compliance on the part of all parties to the Purchase Agreement with their covenants and agreements contained therein.

Based upon and subject to the foregoing and subject also to the following qualifications, exceptions and limitations, and having due regard for legal considerations I deem relevant, I am of the opinion that:

(a)         There are no legal or governmental proceedings pending or “to my knowledge” threatened against the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that is required to be described in the Pricing Disclosure Package and the Offering Circular but are not so described as required under the Securities Act.

(b)         The execution and delivery by the Company of the Purchase Agreement, the Indenture and the Notes, the issuance and sale of the Notes by the Company to you pursuant to the Purchase Agreement, and the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Indenture and the Notes, in each case, as of the date hereof, do not result in a breach of, or constitute a default under, any of the agreements listed in Schedule A hereto, except for such breaches, violations or defaults as would not, individually or in the aggregate, reasonably be expected (A) to have a Material Adverse Effect or (B) to materially impair the ability of the Company to consummate the transactions contemplated by the Purchase Agreement or the Indenture.

The opinions set forth above are subject to the following qualifications, exceptions and limitations:

A.            The opinions herein expressed are limited to the matters expressly set forth in this opinion letter, and no opinion is implied or may be inferred beyond the matters expressly so stated.

B.            The opinions herein expressed are limited exclusively to applicable laws of the State of Texas and the United States of America which, in my experience, are normally applicable to transactions of the character contemplated by the Purchase Agreement.

ANNEX II

[FORM OF LOCK-UP LETTER]

September [•], 2013

Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282-2198

Ladies and Gentlemen:

The undersigned understands that Goldman, Sachs & Co. (the “Representative”), on behalf of the several Purchasers named in Schedule I of the Purchase Agreement, proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with Alon USA Energy, Inc., a Delaware corporation (the “Company”), providing for the placement (the “Placement”) by the Purchasers, of its Convertible Senior Notes due 2018 (the “Securities”). The Securities will be convertible into cash, shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), or a combination of cash and Common Stock, at the Company’s election.

To induce the Purchasers participating in the Placement to continue its efforts in connection with the Placement, the undersigned hereby agrees that, without the prior written consent of the Representative, it will not, during the period beginning from the date hereof and continuing until the date 75 days after the Time of Delivery (the “Restricted Period”) relating to the Placement (the “Offering Circular”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (b) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (a) or (b), (i) each donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (c) the transfer of shares of Common Stock under a trading plan pursuant to Rule 10b5-1 under the Exchange Act existing on the date hereof and provided to the Representative, or (d) the establishment of a trading plan pursuant to

Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Representative are relying upon this agreement in proceeding toward consummation of the Placement. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Placement actually occurs depends on a number of factors, including market conditions. Any Placement will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Representative.

Very truly yours,

(Name)

(Address)

Signature Page to Lock-Up Agreement